UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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METHODE ELECTRONICS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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METHODE ELECTRONICS, INC.
7401 West Wilson Avenue
Chicago, Illinois 60706
(708) 867-6777

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

September 14, 2006

To the Stockholders of Methode Electronics, Inc.:

Notice is hereby given that an annual meeting of stockholders of Methode Electronics, Inc. will be held on Thursday, September 14, 2006 at 11:00 a.m., Chicago time, at the Fountain Blue Conference Center, 2300 South Mannheim Road, Des Plaines, Illinois, for the following purposes:

1.	To elect a board of directors;

2.	To ratify the Audit Committee’s selection of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending April 30, 2007; and

3.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Our board of directors has fixed the close of business on July 26, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof.

It is important that your shares be represented and voted at the annual meeting. Whether or not you plan to attend the annual meeting, please complete, sign, date and mail the accompanying proxy card in the enclosed self-addressed, stamped envelope, or deliver your proxy by telephone or the Internet in accordance with the instructions provided. We respectfully request your cooperation.

By Order of the Board of Directors

Warren L. Batts
Chairman

August 11, 2006

METHODE ELECTRONICS, INC.
7401 West Wilson Avenue
Chicago, Illinois 60706
(708) 867-6777

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
September 14, 2006

GENERAL INFORMATION

The enclosed proxy is solicited on behalf of Methode Electronics, Inc. (“Methode”) in connection with an annual meeting of our stockholders to be held on Thursday, September 14, 2006 at 11:00 a.m., Chicago time, at the Fountain Blue Conference Center, 2300 South Mannheim Road, Des Plaines, Illinois, and at any adjournment or postponement of the annual meeting.

At the annual meeting, we will ask our stockholders to elect our board of directors and to ratify the Audit Committee’s selection of Ernst & Young LLP (“Ernst & Young”) to serve as our independent registered public accounting firm for the fiscal year ending April 30, 2007.

This proxy statement and the accompanying proxy card are first being mailed to our stockholders on or about August 11, 2006.

Record Date; Shares Outstanding

Our board of directors has fixed the close of business on July 26, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof. As of the record date, there were 37,302,276 shares of our common stock outstanding. All shares of our common stock are entitled to vote at the annual meeting.

Quorum; Votes Required

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the annual meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum at the annual meeting. Generally, broker non-votes occur when shares held by a broker or nominee for a beneficial owner are not voted with respect to a particular proposal because the broker or nominee has not received voting instructions from the beneficial owner and the broker or nominee lacks discretionary power to vote such shares.

At the annual meeting, each holder of common stock will be entitled to one vote per share. The election of our board of directors and the ratification of the selection of our independent registered public accounting firm require approval by a majority of the shares of common stock represented at the meeting and entitled to vote, assuming a quorum is present. Both abstentions and broker non-votes will be considered as present but will not be considered as votes in favor of any matter. However, broker non-votes are excluded from the “for,” “against” and “abstain” counts, and instead are reported as simply “broker non-votes.” Consequently, abstentions have the effect of voting against the election of directors and against the ratification of the selection of our independent registered public accounting firm, while broker non-votes have no effect as to voting for or against any matter.

Voting Procedures

It is important that your shares be represented and voted at the annual meeting. Whether or not you plan to attend the annual meeting, please complete, sign, date and mail the accompanying proxy card in the enclosed self-addressed, stamped envelope, or deliver your proxy by telephone or the Internet. In order to grant a proxy by Internet, go to www.proxyvote.com and enter your individual 12-digit control number found on your proxy card in order to obtain your records and to create an electronic voting instruction form. In order to grant a proxy by telephone, call 1-800-690-6903 and enter your individual 12-digit control number found on your proxy card and then follow the instructions given over the telephone. You may grant your proxy by Internet or by telephone up until

11:59 p.m. Eastern Time the day before the annual meeting date. Please do not submit a proxy card if you delivered your proxy by telephone or the Internet unless you intend to change your voting instructions.

If you return a proxy without direction, the proxy will be voted “FOR” the election of all nine director nominees and “FOR” the ratification of the selection of Ernst & Young.

Revoking Your Proxy

If you decide to change your vote, you may revoke your proxy at any time before the annual meeting. You may revoke your proxy by notifying our Corporate Secretary in writing that you wish to revoke your proxy at the following address: Methode Electronics, Inc., 7401 West Wilson Avenue, Chicago, Illinois 60706, attention Corporate Secretary. You may also revoke your proxy by submitting a later-dated and properly executed proxy (including by means of the telephone or Internet) or by voting in person at the annual meeting. Attendance at the annual meeting will not, by itself, revoke a proxy.

Proxy Solicitation Expenses

We will bear the entire cost of the solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock beneficially owned by others to be forwarded to such beneficial owners. We will reimburse such persons for their reasonable costs of forwarding solicitation materials to such beneficial owners. Our directors, officers or other regular employees may solicit proxies by telephone, by e-mail, by fax or in person. No additional compensation will be paid to directors, officers and other regular employees for such services.

SECURITY OWNERSHIP

Five Percent Stockholders

The following table sets forth information regarding all persons known to be the beneficial owners of more than 5% of Methode’s common stock as of July 26, 2006 (except as set forth in the relevant footnotes).

		Number of Shares and	Percent
		Nature of Beneficial	of
Name and Address of Beneficial Owner	Title of Class	Ownership(1)	Class(2)

Barclays Global Investors, N.A.(3)	Common Stock	3,731,680	10.0%
45 Fremont Street San Francisco, California 94105
T. Rowe Price Associates, Inc.(4)	Common Stock	2,903,350	7.8%
100 East Pratt Street Baltimore, Maryland 21202
Royce & Associates, LLC(5)	Common Stock	2,711,314	7.3%
1414 Avenue of the Americas New York, New York 10019

(1)	Beneficial ownership arises from sole voting and investment power unless otherwise indicated by footnote.

(2)	Based on 37,302,276 shares of common stock outstanding as of July 26, 2006.

(3)	Based solely on a Schedule 13F for the quarter ended March 31, 2006 filed by Barclays Global Investors, N.A. with the Securities and Exchange Commission on May 15, 2006. Of the shares reported, sole voting power was reported with respect to 3,599,463 shares, no voting power was reported with respect to 132,217 shares and sole investment power was reported with respect to all shares.

(4)	Based solely on a Schedule 13F for the quarter ended March 31, 2006 filed by T. Rowe Price Associates, Inc. with the Securities and Exchange Commission on May 15, 2006. Of the shares reported, sole voting power was reported with respect to 625,600 shares, no voting power was reported with respect to 2,277,750 shares and sole investment power was reported with respect to all shares.

(5)	Based solely on a Schedule 13F for the quarter ended March 31, 2006 filed by Royce & Associates, LLC with the Securities and Exchange Commission on May 9, 2006. Sole voting power and sole investment power were reported with respect to all shares.

Directors and Executive Officers

The following table sets forth information regarding our common stock beneficially owned as of August 7, 2006 by (i) each director, (ii) each of the named executive officers, and (iii) all current directors and executive officers as a group.

		Number of Shares and
		Nature of Beneficial		Percent
Name of Beneficial Owner	Title of Class	Ownership(1)		of Class

Warren L. Batts	Common Stock	33,000	(2)	*
J. Edward Colgate	Common Stock	8,370	(3)	*
Darren M. Dawson	Common Stock	9,000	(4)	*
Donald W. Duda	Common Stock	652,590	(5)	1.7
Isabelle C. Goossen	Common Stock	9,000	(6)	*
Christopher J. Hornung	Common Stock	19,850	(7)	*
Paul G. Shelton	Common Stock	18,850	(8)	*
Lawrence B. Skatoff	Common Stock	10,850	(9)	*
George S. Spindler	Common Stock	19,410	(10)	*
Douglas A. Koman	Common Stock	229,084	(11)	*
Robert J. Kuehnau	Common Stock	188,649	(12)	*
Thomas D. Reynolds	Common Stock	163,721	(13)	*
Paul E. Whybrow	Common Stock	19,500	(14)	*
All current directors and executive officers as a group (14 individuals)	Common Stock	1,416,093	(15)	3.7

*	Percentage represents less than 1% of the total shares of common stock outstanding as of August 7, 2006.

(1)	Beneficial ownership arises from sole voting and investment power unless otherwise indicated in the footnotes below.

(2)	Includes 6,000 shares of restricted stock subject to forfeiture and options to purchase 10,000 shares of common stock exercisable within 60 days.

(3)	Includes 5,790 shares of restricted stock subject to forfeiture.

(4)	Includes 6,000 shares of restricted stock subject to forfeiture.

(5)	Includes 325,000 shares of restricted stock subject to forfeiture, options to purchase 304,413 shares of common stock exercisable within 60 days, and 11,427 shares of common stock held in Methode’s 401(k) Plan.

(6)	Includes 6,000 shares of restricted stock subject to forfeiture.

(7)	Includes 6,282 shares of restricted stock subject to forfeiture.

(8)	Includes 6,282 shares of restricted stock subject to forfeiture

(9)	Includes 6,282 shares of restricted stock subject to forfeiture.

(10)	Includes 6,136 shares of restricted stock subject to forfeiture.

(11)	Includes 64,400 shares of restricted stock subject to forfeiture, options to purchase 143,898 shares of common stock exercisable within 60 days, and 10,592 shares of common stock held in Methode’s 401(k) Plan.

(12)	Includes 36,715 shares of restricted stock subject to forfeiture, options to purchase 118,576 shares of common stock exercisable within 60 days, and 8,935 shares of common stock held in Methode’s 401(k) Plan.

(13)	Includes 85,800 shares of restricted stock subject to forfeiture, options to purchase 67,500 shares of common stock exercisable within 60 days and 10,421 shares of common stock held in Methode’s 401(k) Plan.

(14)	Includes 19,500 shares of restricted stock subject to forfeiture.

(15)	Includes 590,787 shares of restricted stock subject to forfeiture, options to purchase 665,941 shares of common stock exercisable within 60 days, and 41,375 shares of common stock held in Methode’s 401(k).

PROPOSAL ONE: ELECTION OF DIRECTORS

A board of nine directors will be elected at the annual meeting. Each director will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified. All of the nominees listed below currently serve as Methode directors and were recommended unanimously by our Nominating and Governance Committee and nominated by the board of directors. The shares represented by the proxies given pursuant to this solicitation will be voted for the following nominees unless votes are withheld in accordance with the instructions contained in the proxy. If any of these nominees is not a candidate for election at the annual meeting, an event which the board of directors does not anticipate, the proxies will be voted for a substitute nominee recommended by the Nominating and Governance Committee and nominated by the board of directors.

The board of directors recommends a vote “FOR” the election of the board of directors’ nominees.

Warren L. Batts
Retired Chairman and Chief Executive Officer,
Tupperware Corporation
Director since 2001
Age 73

Mr. Batts is the retired Chairman and Chief Executive Officer of Tupperware Corporation, a diversified consumer products company. In 1997, Mr. Batts retired as Chairman of Premark International, Inc., a diversified consumer products company, where he also served as Chief Executive Officer from 1986 until 1996. Mr. Batts has taught as an Adjunct Professor of Strategic Management at the University of Chicago Graduate School of Business since 1998. Mr. Batts has also served as a director and the Chairman of Chicago Children’s Memorial Medical Center; a life trustee for the Art Institute of Chicago; a director and the Chairman of the National Association of Manufacturers; and a director of the National Association of Corporate Directors.

Dr. J. Edward Colgate
Professor and Director,
Institute for Design Engineering and Applications,
Northwestern University
Director since 2004
Age 43

Dr. Colgate is currently a Professor in the Department of Mechanical Engineering and the Founding Director of the Institute for Design Engineering and Applications at Northwestern University, where he has served in various professor positions since 1988. From June 1999 until September 2000, Dr. Colgate took a sabbatical leave from Northwestern University to serve as a founder and the President of Cobotics, Inc., which is now part of Stanley Assembly Technologies, a supplier of human interface technologies for the industrial marketplace. His research interests include human-machine systems, especially cobotics and haptic interface. Dr. Colgate is currently the holder of the Alumnae of Northwestern Professorship of Teaching Excellence.

Dr. Darren M. Dawson
Professor, Electrical and Computer Engineering Department, Clemson University
Director since 2004
Age 43

Dr. Dawson currently serves as a Professor in the Electrical and Computer Engineering Department at Clemson University, where he has held various professor positions since 1990. Dr. Dawson leads the Robotics and Mechatronics Laboratory, which is jointly operated by the Electrical and Mechanical Departments. His research interests include nonlinear control techniques for mechatronic systems, robotic manipulator systems and vision-based systems. Dr. Dawson’s work has been recognized by several awards, including the Clemson University Centennial Professorship in 2000.

Donald W. Duda
Chief Executive Officer and President,
Methode Electronics, Inc.
Director since 2001
Age 51

Mr. Duda has served as Methode’s Chief Executive Officer since May 2004 and Methode’s President since 2001. Mr. Duda joined Methode in 2000 and served as its Vice President — Interconnect Products Group. Prior to his service at Methode, Mr. Duda held several positions with Amphenol Corporation, a manufacturer of electronic connectors, most recently as General Manager of its Fiber Optic Products Division from 1988 through 1998.

Isabelle C. Goossen
Vice President for Finance and Administration,
Chicago Symphony Orchestra Association
Director since 2004
Age 54

Ms. Goossen has served as the Vice President for Finance and Administration for the Chicago Symphony Orchestra Association since 2001. From 1986 through 1999, Ms. Goossen held several management positions with Premark International, Inc., a diversified consumer products company, most recently as Vice President and Treasurer from 1996 through 1999.

Christopher J. Hornung
President, Pacific Cycle Division,
Dorel Industries, Inc.
Director since 2004
Age 54

Mr. Hornung has served as the President of the Pacific Cycle Division of Dorel Industries, Inc., a global consumer products company, since Pacific Cycle, a large bicycle company in the United States, was acquired by Dorel Industries Inc. in February 2004. Prior to the acquisition, Mr. Hornung served as the Chairman and Chief Executive Officer of Pacific Cycle.

Paul G. Shelton
Retired Vice President and Chief Financial Officer,
FleetPride, Inc.
Director since 2004
Age 56

Mr. Shelton retired in 2003 as Vice President and Chief Financial Officer of FleetPride Inc., an independent heavy-duty truck parts distributor. From 1981 through 2001, Mr. Shelton served in various management positions at AMCOL International Corporation, a supplier of specialty minerals and chemicals, most recently as Senior Vice President from 1995 through 2001 and Chief Financial Officer from 1984 through 2001. Mr. Shelton also served on the board of directors of AMCOL International Corporation for 12 years.

Lawrence B. Skatoff
Retired Executive Vice President and Chief Financial Officer,
BorgWarner Inc.
Director since 2004
Age 66

Mr. Skatoff retired in 2001 as Executive Vice President and Chief Financial Officer of BorgWarner Inc., a manufacturer of highly engineered systems and components for the automotive industry. Prior to joining BorgWarner Inc., Mr. Skatoff was Senior Vice President and Chief Financial Officer of Premark International, Inc., a diversified consumer products company, from 1991 through 1999. Before joining Premark, Mr. Skatoff was Vice President-Finance of Monsanto Company, a worldwide manufacturer of chemicals and pharmaceuticals.

George S. Spindler
Retired Senior Vice President, Law and Corporate Affairs,
BP Amoco Corporation
Director since 2004
Age 68

Mr. Spindler retired in 1999 as Senior Vice President, Law and Corporate Affairs, for BP Amoco Corporation, a provider of oil, gas and renewable energy sources. Mr. Spindler joined Amoco Corporation as an engineer in 1961 and, after completion of his law degree in 1966, served in various legal and management roles until his retirement. Since 1999, Mr. Spindler has taught as an Adjunct Professor of Strategic Management at the University of Chicago Graduate School of Business.

PROPOSAL 2: RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our board of directors has selected Ernst & Young to serve as our independent registered public accounting firm for the fiscal year ending April 30, 2007, subject to ratification of the selection by our stockholders. Ernst & Young has served as our independent registered public accounting firm for many years and is considered to be well qualified. We entered into an engagement agreement with Ernst & Young for its fiscal year 2006 services, which, among other things, contains contractual provisions that subject us to alternative dispute resolution procedures and exclude punitive damages from any monetary award. It is anticipated that the services performed by Ernst & Young for fiscal year 2007 will be subject to a similar engagement agreement.

Representatives of Ernst & Young will be present at the annual meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

If our stockholders do not ratify the selection of Ernst & Young, the Audit Committee will reconsider the selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if the Audit Committee determines such a change would be in the best interests of Methode and our stockholders.

The board of directors recommends a vote “FOR” the ratification of the Audit Committee’s selection of Ernst & Young as our independent registered public accounting firm.

CORPORATE GOVERNANCE

Methode is committed to maintaining high standards of corporate governance intended to serve the long-term interests of Methode, its stockholders and employees.

Director Independence

Methode’s board of directors has considered the independence of its members under the applicable standards of the Securities and Exchange Commission and the Nasdaq Stock Market. The board has determined that all of its current directors are independent under those standards, except for Donald Duda, President and Chief Executive Officer of Methode. Mr. Duda’s lack of independence relates solely to his present service as an executive officer of Methode and is not due to any other transactions or relationships.

In addition, the board of directors has determined that each current member of the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Technology Committee satisfies the independence requirements of the applicable standards, if any, of the Securities and Exchange Commission and the Nasdaq Stock Market.

Board Committees

The following chart sets forth the Committees of the Board:

			Number of
			Meetings in
Committee	Members	Principal Functions	Fiscal 2006

Audit	Lawrence B. Skatoff* Isabelle C. Goossen Paul G. Shelton George S. Spindler
• Oversees accounting and financial reporting and audits of financial statements.
• Monitors performance of internal audit function and Company’s system of internal control.
• Monitors performance, qualifications and independence of Company’s independent registered public accounting firm and makes decisions regarding retention, termination and compensation of the independent registered public accounting firm and approves services provided by the independent registered public accounting firm.
• Monitors compliance with legal and regulatory requirements, including Company’s Code of Business Conduct.
• Reviews Methode’s press releases and SEC filings.
			12
Compensation	Paul G. Shelton* Warren L. Batts Isabelle C. Goossen Christopher J. Hornung	• Oversees Methode’s compensation policies and plans. • Approves goals and incentives for the compensation of the Chief Executive Officer and with the advice of management, other officers and managers. • Approves grants under Methode’s stock plans.	5
Nominating and Governance	Christopher J. Hornung* Warren L. Batts Lawrence B. Skatoff George S. Spindler J. Edward Colgate	• Selects director candidates for election to the Board at the annual meeting or to fill vacancies. • Recommends board committee assignments. • Recommends compensation and benefits for directors. • Reviews Methode’s Corporate Governance Guidelines. • Conducts an annual assessment of board performance. • Annually reviews succession planning for the Chief Executive Officer.	5
Technology	J. Edward Colgate* Darren M. Dawson Isabelle C. Goossen Christopher J. Hornung	• Reviews with management Methode’s technology assets and future needs. • Reviews technology research and development activities and possible acquisitions of technology.	5

*	Committee Chairperson

During fiscal year 2006, no director attended less than 75% of the aggregate of the total number of meetings of the board and the total number of meetings held by the respective committees on which he or she served. Under our Corporate Governance Guidelines, our directors are expected to attend board and stockholder meetings and meetings of committees on which they serve and to meet as frequently as necessary to properly discharge their responsibilities.

Our independent directors hold regularly scheduled executive sessions at which only independent directors are present. Pursuant to our Corporate Governance Guidelines, the Chairman of the Board is the Presiding Director of such sessions.

The Audit, Compensation, Nominating and Governance and Technology Committees operate pursuant to charters adopted by the board, which may be found on our website at www.methode.com.

Nominating Process of the Nominating and Governance Committee

The Nominating and Governance Committee is responsible for identifying and recommending to the board of directors individuals qualified to become directors consistent with criteria approved by the board. In considering potential candidates for the board, including with respect to nominations for re-election of incumbent directors, the Committee considers the potential candidate’s integrity and business ethics; strength of character, judgment and experience, consistent with the needs of Methode; specific areas of expertise and leadership roles; and the ability to bring diversity to the board. The Committee also considers the ability of the individual to allocate the time necessary to carry out the tasks of board membership including membership on appropriate committees. No person shall be nominated for election as a director after his or her 75th birthday.

The Committee identifies potential nominees by asking current directors and others to notify the Committee if they become aware of persons, meeting the criteria described above, who may be available to serve on the board. The Committee has sole authority to retain and terminate any search firm used to identify director candidates and has sole authority to approve the search firm’s fees and other retention terms. Historically, the Committee has not engaged third parties to assist in identifying and evaluating potential nominees, but would do so in those situations where particular qualifications are required to fill a vacancy and the board’s contacts are not sufficient to identify an appropriate candidate.

The Committee will consider suggestions from Methode’s stockholders. Any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members are evaluated. Upon receiving a stockholder recommendation, the Committee will initially determine the need for additional or replacement board members and evaluate the candidate based on the information the Committee receives with the stockholder recommendation or may otherwise acquire, and, may, in its discretion, consult with the other members of our board. If the Committee determines that a more comprehensive evaluation is warranted, the Committee may obtain additional information about the director candidate’s background and experience, including by means of interviews with the candidate.

Our stockholders may recommend candidates at any time, but the Committee requires recommendations for election at an annual meeting of stockholders to be submitted to the Committee no later than 120 days before the first anniversary of the date of the proxy statement sent to stockholders in connection with the previous year’s annual meeting. The Committee believes this deadline is appropriate and in the best interests of Methode and our stockholders because it ensures that the Committee has sufficient time to properly evaluate all proposed candidates. Therefore, to submit a candidate for consideration for nomination at the 2007 Annual Meeting of Stockholders, a stockholder must submit the recommendation, in writing, by April 13, 2007. The written notice must include:

•	the name, age, business address and residence address of each proposed nominee and the principal occupation or employment of each nominee;

•	the number of shares of Methode stock that each nominee beneficially owns;

•	a statement that each nominee is willing to be nominated; and

•	any other information concerning each nominee that would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of those nominees.

Recommendations must be sent to the Nominating and Governance Committee, Methode Electronics, Inc., 7401 West Wilson Avenue, Chicago, Illinois 60706.

Communications with Directors

Methode’s annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of, or otherwise communicate directly with, members of our board of directors on appropriate matters. All of our directors attended the 2005 annual meeting. We anticipate that all of our directors will attend the 2006 annual meeting.

In addition, stockholders may, at any time, communicate in writing with any particular director, or independent directors as a group, by sending such written communication to the Corporate Secretary of Methode Electronics, Inc. at 7401 West Wilson Avenue, Chicago, Illinois 60706. Copies of written communications received at such address will be provided to the relevant director or the independent directors as a group unless such communications are considered, in the reasonable judgment of the Corporate Secretary, to be improper for submission to the intended recipient(s). Examples of stockholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to Methode or Methode’s business or communications that relate to other improper or irrelevant topics.

Codes of Business Conduct and Ethics

The board of directors has adopted a Code of Business Conduct and Ethics for members of the board of directors, as well as a Code of Business Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions, as well as other employees. The codes may be found on our website at www.methode.com.

If we make any substantive amendments to the Code of Business Conduct or grant any waiver, including any implicit waiver, from a provision of the Code of Business Conduct to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K in accordance with applicable rules and regulations.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee oversees Methode’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. The board has determined that each member of the Audit Committee meets the requirements as to independence, experience and expertise established by the Nasdaq Stock Market. In addition, the board has determined that Mr. Skatoff is an Audit Committee financial expert as defined by the Securities and Exchange Commission. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed with Methode’s independent registered public accounting firm, Ernst & Young, which is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles, the firm’s judgments as to the quality, not just the acceptability, of Methode’s accounting principles and such other matters as are required to be discussed under the standards of the Public Company Accounting Oversight Board (United States).

Ernst & Young provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, as amended (Independence Discussions with Audit Committees). The Audit Committee discussed with Ernst & Young the firm’s independence from management and Methode and considered the compatibility of nonaudit services with the firm’s independence.

The Audit Committee discussed with Methode’s internal auditors and Ernst & Young the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of Methode’s internal controls, and the overall quality of Methode’s financial reporting. The Committee also discussed with Ernst & Young matters related to the financial reporting process required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

In reliance on the reviews and discussions referred to above, the Committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended April 30, 2006 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE
Lawrence B. Skatoff, Chairman
Isabelle C. Goossen
Paul G. Shelton
George S. Spindler

Auditing and Related Fees

Our Audit Committee engaged Ernst & Young to examine Methode’s consolidated financial statements for the fiscal year ended April 30, 2006. Fees paid to Ernst & Young for services performed during the 2006 and 2005 fiscal years were as follows:

	Fiscal 2006	Fiscal 2005

Audit Fees (1)	$893,800	$905,600
Audit-Related Fees (2)	12,900	42,480
Tax Fees (3)	118,200	87,125
All Other Fees (4)	—	—

	$1,024,900	$1,035,205

(1)	Audit fees represent aggregate fees billed for professional services rendered by Ernst & Young for the audit of our annual financial statements and review of our quarterly financial statements, audit services provided in connection with other statutory and regulatory filings and consultation with respect to various accounting and financial reporting matters.

(2)	Audit-related fees represent the aggregate fees billed for assurance and related services by Ernst & Young that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the caption “Audit Fees” above. These audit-related fees include fees for employee benefit plan audits, and due diligence services.

(3)	Tax fees principally included tax compliance fees of $58,200 and $41,950, in 2006 and 2005, respectively, and tax advice fees of $60,000 and $45,175 in 2006 and 2005, respectively.

(4)	There were no other fees billed by Ernst & Young in 2006 and 2005.

EXECUTIVE COMPENSATION

The Summary Compensation Table below includes, for each of the fiscal years ended April 30, 2006, 2005 and 2004, individual compensation paid for services to Methode and its subsidiaries to Methode’s chief executive officer and the four other most highly compensated individuals serving as executive officers of Methode at the end of fiscal 2006 (the “Named Executives”).

Summary Compensation Table

		Annual Compensation			Long Term Compensation
					Awards	Payouts
				Other	Restricted
				Annual	Stock	LTIP	All Other
	Fiscal	Salary	Bonus	Compensation	Awards	Payouts	Compensation
Name and Principal Position	Year	($)	($)	($)(2)	($)(3)(4)(5)	($)(6)	($)(7)

Donald W. Duda	2006	560,168	165,600	9,600	764,000	132,124	52,261
President and Chief	2005	560,168	193,088	19,682	1,551,875	114,498	24,009
Executive Officer	2004	278,356	279,915	19,837	1,120,000	136,983	6,925
Douglas A. Koman	2006	258,232	67,275	9,600	175,720	66,483	15,267
Chief Financial	2005	251,940	78,442	9,600	285,545	54,065	10,797
Officer, Vice President,	2004	183,144	93,965	9,600	206,080	—	6,371
Corporate Finance
Robert J. Kuehnau	2006	188,708	67,275	9,600	100,008	66,483	13,998
Vice President,	2005	184,080	78,442	9,600	162,947	54,065	10,628
Treasurer and Controller	2004	180,084	93,965	9,600	117,600	70,135	8,796
Thomas D. Reynolds(1)	2006	237,354	146,900	20,544	343,800	57,444	14,866
Vice President and	2005	210,350	135,214	23,373	310,375	7,763	9,500
General Manager, North American Automotive Operations
Paul E. Whybrow(1)	2006	177,632	39,813	9,600	53,480	—	19,755
Vice President,	2005	70,763	69,993	4,675	164,538	—	21,468
Interconnect Products

(1)	Mr. Reynolds and Mr. Whybrow were elected executive officers of Methode in fiscal 2005. Mr. Whybrow joined Methode on December 6, 2004.

(2)	Represents cash car allowances for the named executives. Includes incremental cost of personal use of the corporate aircraft by the following Named Executives: Mr. Duda, $10,082 and $10,237 in fiscal 2005 and 2004, respectively, and Mr. Reynolds, $11,544 and $14,373 in fiscal 2006 and 2005, respectively. The incremental cost is based on the cost of fuel, trip-related maintenance, crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs and smaller variable costs. Since our aircraft is used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, the purchase costs of the company-owned aircraft, and the cost of maintenance not related to these trips.

(3)	The amounts shown for fiscal 2006 represent the grant-date value of the following restricted stock awards, all of which are entitled to payments of dividends: 100,000 for Mr. Duda, 23,000 for Mr. Koman, 13,090 for Mr. Kuehnau, 45,000 for Mr. Reynolds and 7,000 for Mr. Whybrow. For each Named Executive, the restricted stock awards vest on April 30, 2009 if Methode has met certain financial targets. At April 30, 2006, the value of these restricted shares were as follows: Mr. Duda, $980,000; Mr. Koman, $225,400; Mr. Kuehnau, $128,282; Mr. Reynolds, $441,000; and Mr. Whybrow, $68,600.

(4)	The amounts shown for fiscal 2005 represent the grant-date value of the following restricted stock awards, all of which are entitled to payments of dividends: 125,000 for Mr. Duda, 23,000 for Mr. Koman, 13,125 for Mr. Kuehnau, 25,000 for Mr. Reynolds and 12,500 for Mr. Whybrow. For each Named Executive, the restricted stock awards vest on April 30, 2008 if Methode has met certain financial targets. At April 30, 2006, the value of these restricted shares were as follows: Mr. Duda, $1,225,000; Mr. Koman, $225,400; Mr. Kuehnau, $128,625; Mr. Reynolds, $245,000; and Mr. Whybrow, $122,500.

(5)	The amounts shown for fiscal 2004 represent the grant-date value of the following restricted stock awards, all of which are entitled to payments of dividends: 100,000 for Mr. Duda, 18,400 for Mr. Koman and 10,500 for

Mr. Kuehnau. For each Named Executive, 50% of the restricted stock awards vest on April 30, 2008 and the remaining 50% vest on the same date if Methode has met certain financial targets. At April 30, 2006, the value of these restricted shares were as follows: Mr. Duda, $980,000; Mr. Koman, $180,320; and Mr. Kuehnau, $102,900.

(6)	Long-Term Incentive Plan (“LTIP”) payouts represent amounts paid pursuant to Methode’s Longevity Contingent Bonus Program. See “Long-Term Incentive Plans — Awards in Last Fiscal Year” and “Board Compensation Committee Report on Executive Compensation — Long-Term Incentive” below for a description of the Longevity Contingent Bonus Program.

(7)	Includes the following dividends paid on restricted stock awards in fiscal 2006 and 2005, respectively: Mr. Duda, $45,000 and $15,000; Mr. Koman, $8,280 and $2,760; Mr. Kuehnau. $4,725 and $1,575; Mr. Reynolds, $8,160 and $2,370; and Mr. Whybrow, $2,500 and $1,000. Includes the following contribution under Methode’s 401(k) Plan: Mr. Duda, $6,323, $8,217 and $6,513 in fiscal 2006, 2005 and 2004, respectively; Mr. Koman, $5,934, $7,167 and $6,001 in fiscal 2006, 2005 and 2004, respectively; Mr. Kuehnau, $5,917, $6,121 and $6,114 in fiscal 2006, 2005 and 2004, respectively; Mr. Reynolds $5,904 and $6,413 in fiscal 2006 and 2005, respectively; and Mr. Whybrow, $6,666 and $327 in fiscal 2006 and 2005, respectively. Includes above-market interest accruals under Methode’s Capital Accumulation Program for Mr. Kuehnau of $2,280, $1,868 and $1,691 in fiscal 2006, 2005 and 2004, respectively. Includes imputed income for term life insurance premiums paid by Methode for the benefit of the executives: Mr. Duda, $1,298, $792 and $412 in fiscal 2006, 2005 and 2004, respectively; Mr. Koman, $1,053, $870 and $370 in fiscal 2006, 2005 and 2004, respectively; Mr. Kuehnau, $1,075, $1,064 and $991 in fiscal 2006, 2005 and 2004, respectively; Mr. Reynolds, $802 and $717 in fiscal 2006 and 2005, respectively; and Mr. Whybrow, $646 and $223 in fiscal 2006 and 2005, respectively.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities	Value of Unexercised
		Value	Underlying Unexercised	In-the-Money
	Shares Acquired	Realized	Options at 4/30/06	Options at 4/30/06 ($)
Name	on Exercise (#)	($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Donald W. Duda	—	—	254,413/75,000	345,000/—
Douglas A. Koman	—	—	116,398/36,250	58,750/—
Robert J. Kuehnau	—	—	104,410/14,166	47,000/—
Thomas D. Reynolds	—	—	52,500/22,500	19,050/—
Paul E. Whybrow	—	—	—/—	—/—

Long-Term Incentive Plans — Awards In Last Fiscal Year

Methode has a Longevity Contingent Bonus Program that covers certain officers and key management personnel. The longevity compensation amount is equal to the current bonus received by an eligible employee for a given quarter, and is earned and payable three years after the current quarter only if the eligible employee is still an employee of Methode and his or her employment performance is satisfactory. If for any reason other than death, disability or retirement the officer or key employee terminates his or her employment with Methode during the three-year period or his or her employment performance is not satisfactory, no longevity compensation is payable under this program. If employment terminates due to death, disability or retirement, all outstanding longevity compensation awards will continue to be paid pursuant to the established schedule. The following table includes information regarding amounts payable under the Longevity Bonus Program to the Named Executives based on the bonuses earned in fiscal 2006.

	Performance or Other
	Period Until	Estimated Future Payouts
Name	Maturation or Payout	Threshold ($)	Target ($)	Maximum ($)

Donald W. Duda	3 years	165,600	165,600	165,600
Douglas A. Koman	3 years	67,275	67,275	67,275
Robert J. Kuehnau	3 years	67,275	67,275	67,275
Thomas D. Reynolds	3 years	146,900	146,900	146,900
Paul E. Whybrow	3 years	39,813	39,813	39,813

Commencing with fiscal year 2007, the Compensation Committee has determined that the Named Executives will not be eligible to receive future awards under the Longevity Bonus Program. Amounts previously earned by these executives under the Longevity Bonus Program will continue to be paid through fiscal 2009.

Employment Agreements

Employment Security Agreements

On December 21, 2001, Donald Duda, Douglas Koman, Robert Kuehnau and Thomas Reynolds each entered into an Employment Security Agreement with Methode. Each agreement provides that if within three years of a Change in Control (as defined below) or during a Period Pending a Change in Control (as defined below), Methode terminates the executive’s employment without good cause or the executive voluntarily terminates his or her employment for good reason, the executive is entitled to (1) a lump sum cash payment equal to three times (one times in the case of Mr. Reynolds) the executive’s annual salary, (2) a lump sum cash bonus payment equal to 100% of the executive’s annual salary plus a pro-rata portion of the executive’s earned but unpaid bonus, (3) continued participation in Methode’s welfare benefit plans for three years (one year in the case of Mr. Reynolds) or until the executive becomes covered under other welfare benefit plans providing substantially similar benefits, (4) unpaid salary or other compensation earned with respect to periods prior to the executive’s termination, including accumulated but unused vacation and accrued bonuses under the Longevity Contingent Bonus Program, and (5) a lump sum of any amount payable to the executive pursuant to a tax gross-up payment.

In general, a “Change in Control” shall have occurred if any of the following occur:

(1)	any person or group is or becomes the beneficial owner of 25 percent or more of Methode’s common stock (excluding shares acquired directly from Methode or acquired in certain mergers and business combinations);

(2)	at any time during any period of two consecutive 12-month periods, members of Methode’s board of directors at the beginning of the period (the “Incumbent Board”) cease for any reason to constitute at least a majority of the board. Directors approved by a majority of the Incumbent Board will be considered members of the Incumbent Board. However, directors elected in connection with an actual or threatened proxy contest or solicitation by a third party will not be considered members of the Incumbent Board for this purpose; or

(3)	there is a merger or other business combination of Methode pursuant to which Methode’s stockholders own less than 60 percent of the voting stock of the surviving corporation.

“Period Pending a Change in Control” is defined in each agreement as the period between the time an agreement is entered into by Methode with respect to a transaction which would constitute a Change in Control, and the closing of such transaction.

The Compensation Committee is currently engaged in negotiations with Messrs. Duda, Koman, Kuehnau and Reynolds regarding amending these Employment Security Agreements. Additionally, the Compensation Committee is engaged in negotiations with Mr. Whybrow regarding entering into an Employment Security Agreement. Any such agreements will be subject to approval by the board of directors. The Compensation Committee expects to complete these negotiations and execute the relevant agreements in the near future, possibly before the annual meeting. Methode will file a current report on Form 8-K following the execution of any such agreements. The Form 8-K will disclose the material terms of these agreements and include a copy of the agreements.

Director Compensation

During the 2006 fiscal year, directors who are not Methode employees were compensated as follows:

		Chair/Lead		Other Comm.	Audit Comm.
	Director	Director	Audit Chair	Chair	Member

Annual director retainer	$35,000
Additional annual retainer		$25,000	$20,000	$10,000	$10,000
Meeting fees for special board meetings and all committee meetings	$1,000
Restricted stock award grants	3,000

Directors receive dividends on restricted stock subject to forfeiture. The restrictions on the restricted stock awards lapse ratably over three years. Generally, awards become fully vested if a director’s service on the board is terminated due to retirement on or after age 65, retirement on or after age 55 with the consent of Methode, retirement at any age on account of total and permanent disability, or death.

Directors who are also Methode employees are not paid for their services as directors or for attendance at meetings.

2004 Stock Plan

The 2004 Stock Plan provides for awards of certain stock options, non-qualified stock options, stock appreciation rights, restricted stock and restricted stock units. All present and future directors, officers and employees are eligible to participate. One million shares have been reserved for issuance. All awards automatically vest if, within 12 months following a change of control, the participant is terminated without cause or resigns for reasons relating to relocation, decreased responsibilities or compensation, and in the case of an incentive stock option, non-qualified stock option or stock appreciation right is exercisable for 90 days after termination. A “change of control” is defined as one of the following occurrences: (1) any person becomes the owner of more than 25% of the total vesting power of Methode’s then outstanding common stock; (2) a tender offer is made for our stock, a change of control shall be deemed to have occurred upon the first to occur of (A) the person making the offer owns or has accepted payment for more than 25% of the voting stock or (B) three business days before the offer is to terminate, if, by the terms of the offer, the offeror could own more than 40% of the voting stock, or (3) individuals who were the board’s nominees for election prior to a stockholders’ meeting do not constitute a majority of the board following the election.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, Methode’s directors, its executive officers, and any persons holding more than 10% of Methode’s common stock are required to report their initial ownership of common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and Methode is required to disclose in this proxy statement any failure to file by the required dates during its fiscal year ended April 30, 2006. On June 15, 2005, an award of restricted stock was granted to each of the members of Methode’s board of directors, namely Messrs. Batts, Colgate, Dawson, Duda, Hornung, Shelton, Skatoff and Spindler and Ms. Goossen, as well as certain officers of Methode, namely Messrs. Koman, Kuehnau, Reynolds and Whybrow. A Form 4 was required to be filed with the Securities and Exchange Commission for each of these awards within two business days of each grant, but each Form 4 was not filed until June 30, 2005. All other filing requirements were satisfied. In making these disclosures, Methode has relied solely on written representations of its directors and executive officers and copies of the reports filed with the Commission.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Paul Shelton, Chairman, Warren Batts, Isabelle Goossen and Christopher Hornung. No interlocking relationships exist between any member of the Compensation Committee and any member of any other company’s board of directors or compensation committee. No interlocking compensation committee relationships exist between any executive officer of Methode and any executive officer of any other company.

BOARD COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

The Compensation Committee is responsible for the compensation programs affecting the executive officers and key management employees of Methode. The Committee is composed of four independent directors. Methode’s compensation philosophy is comprised of several elements designed to attract, retain, motivate, and reward key management employees for performance, dedication and historical service to Methode. These elements consist of a base salary, bonus compensation and long-term incentive awards.

In determining the appropriate type and amount of compensation to award to our executives, the Committee considers the compensation of executives at other companies of similar size and complexity, as well as Methode’s performance within its different industries. The Committee also reviews compensation tally sheets for each of our Named Executives, which include detailed information regarding base salary, cash bonuses, estimated fair value of outstanding stock option and restricted stock awards, the value of perquisites, and retirement plans. In performing these reviews, the Committee engaged independent compensation consultants to supply data and advice.

Base Salary

The Compensation Committee reviews base salaries annually. Executive officer base salaries are generally set near the median of salaries of executives of other companies of comparable size and complexity. In determining base salaries, the Committee considers each executive’s performance, potential for future advancement and scope of responsibilities. The Committee works with the Chief Executive Officer in establishing the salaries of the other executive officers.

Bonus Compensation

Bonus targets for all officers and managerial personnel are established at the beginning of the fiscal year pursuant to a bonus plan reviewed at least annually by the Compensation Committee. Pursuant to the bonus plan, the officers’ and managers’ bonus amounts are based on sales and profit performance compared to budget and on achieving individual objectives established at the beginning of the fiscal year for the relevant Methode business unit. Bonuses are paid quarterly and are capped at 140% of the established target bonus amount.

Long-Term Incentives

The Methode Electronics, Inc. 2000 Stock Plan and the 2004 Stock Plan (the “Stock Plans”) provide long-term incentive to employees. The Stock Plans provide for the granting of awards of restricted stock, incentive stock options, nonqualified stock options and stock appreciation rights. The Compensation Committee administers the Stock Plans and from time to time grants awards under the Stock Plans to selected eligible employees and directors.

The Committee believes that an award under the Stock Plans is the component of executive compensation that is most closely aligned with the long-term interests of our stockholders. Starting in fiscal year 2004, the Compensation Committee replaced stock options with restricted stock awards as a means to increase executive stock ownership. The Committee believes that executive officers’ interests should be aligned with those of Methode’s stockholders and has established minimum stock ownership levels for our executives effective at the end of fiscal year 2007.

In August 2006, Methode granted restricted stock awards to the following Named Executives: 100,000 for Mr. Duda, 23,000 for Mr. Koman, 13,090 for Mr. Kuehnau, 45,000 for Mr. Reynolds and 7,000 for Mr. Whybrow. For each of these officers, the restricted stock awards vest on April 30, 2009, only if Methode has met certain financial targets based upon revenue growth and return on invested capital. All of the restricted stock awards are entitled to payments of dividends. This is the third annual grant of restricted stock.

In connection with these restricted stock awards, Methode agreed to pay each such officer a cash bonus if Methode exceeds the financial targets for revenue growth and return on invested capital, which shall be measured as of April 30, 2009. The amount of the cash bonuses, if any, will be calculated by multiplying the number representing 50% of each officer’s restricted stock awards described in the paragraph above by the closing price of Methode’s common stock as of April 30, 2009.

For fiscal year 2006 and previous years, the Named Executives received long-term incentive awards under Methode’s Longevity Contingent Bonus Program (the “Longevity Bonus Program”). The Longevity Bonus Program awards a matching bonus equal to the amount of the current quarterly bonus, which will be considered as earned and payable in three years, provided that the participant is still employed and performance has been satisfactory. If, for any reason, other than death, disability, or retirement, the participant terminates his or her employment with Methode during the three year period, or his or her employment performance is not satisfactory, no longevity compensation is payable under this program. Commencing with fiscal year 2007, the Compensation Committee has determined that the Named Executives will not be eligible to receive future awards under the Longevity Bonus Program. Amounts previously earned by these executives under the Longevity Bonus Program will continue to be paid through fiscal 2009.

Deferred Compensation

Methode does not have a defined benefit pension plan and none of the Named Executives have supplemental retirement benefits. Each of the Named Executives is eligible to participate in Methode’s 401(k) defined contribution plan. The extent of their participation is limited by the discrimination tests required by Department of Labor regulations governing such plans. In order to assist the Named Executives with retirement planning, the Committee authorized the establishment of a deferred compensation plan effective for fiscal year 2007.

Change of Control Agreements

To ensure that our executives are able to focus on the interests of Methode and are not distracted by the possible impact on their personal situation if a change of control at Methode were to occur or be imminent, we continue to use change of control agreements. Under these agreements, an executive is paid certain benefits upon the occurrence of a change of control of Methode, and additional benefits if, during the three years after a change of control, the executive’s employment with Methode ceases for reasons other than “for cause”. The change of control agreements are described more fully in this proxy statement under the heading “Employment Agreements.” The agreements are Methode’s only contractual employment arrangements with the Named Executives. The Compensation Committee is currently engaged in negotiations with Messrs. Duda, Koman, Kuehnau and Reynolds regarding amending these change of control agreements. Additionally, the Compensation Committee is engaged in negotiations with Mr. Whybrow regarding entering into a change of control agreement. Any such agreements will be subject to approval by the board of directors.

CEO Compensation

During fiscal 2006, Methode continued to outperform its peer group in spite of a difficult period for one of its principal markets, the automotive industry. Mr. Duda plays a vital role in the operation and growth of Methode.

Mr. Duda’s base salary was set at $560,168 when he was appointed President and Chief Executive Officer on May 1, 2004. His salary has not been increased since that time. Mr. Duda was paid a bonus of $165,600 for fiscal 2006 and is eligible to receive a $165,600 matching bonus in fiscal 2009 under the Longevity Bonus Program for the fiscal 2006 performance of Methode. In fiscal 2006, Mr. Duda received a matching bonus of $132,124 under the Longevity Bonus Program for fiscal 2003 performance. Mr. Duda received a grant of 100,000 shares of restricted stock, as noted above. This stock award is contingent on the achievement of certain revenue growth and return on invested capital goals. In the event that Methode exceeds the revenue growth and return on invested capital goals, Mr. Duda is eligible for an additional cash bonus up to 50% of the value of the restricted stock when it vests on April 30, 2009, as described above.

Mr. Duda has three long-term, performance-based outstanding restricted stock awards totaling 275,000 shares, which vest over the next three years. Mr. Duda also has a 50,000 share restricted stock award that vests April 30, 2007. Each of these awards has the cash bonus feature described above for financial performance in excess of the targets. In addition Mr. Duda has two cash bonus agreements related to Methode’s stock price, the details of which are spelled out elsewhere in this proxy statement.

Deductibility of Certain Executive Compensation

Under Section 162(m) of the Internal Revenue Code, Methode may not deduct annual compensation in excess of $1 million paid to certain employees, generally the Chief Executive Officer and four other most highly compensated executive officers, unless that compensation qualifies as performance-based compensation under a stockholder approved plan and meets certain other technical requirements. While it is the general intention of the Compensation Committee to maximize the deductibility of executive compensation in structuring Methode’s compensation plans and programs, the Compensation Committee has approved, and may continue to approve awards which would not qualify as performance-based compensation under Section 162(m). The Compensation Committee reserves the flexibility and authority to make decisions that are in the best interest of Methode and its stockholders, even if those decisions do not result in full deductibility under Section 162(m).

COMPENSATION COMMITTEE
Paul G. Shelton, Chairman
Warren L. Batts
Isabelle C. Goossen
Christopher J. Hornung

PERFORMANCE GRAPH

The following graph sets forth a five year comparison of the cumulative total stockholder returns for the following: (1) Methode’s common stock; (2) the Nasdaq U.S. Index; and (3) a custom peer group of publicly traded companies. All returns were calculated assuming dividend reinvestment on a quarterly basis.

The Peer Group includes companies that manufacture, or have business units that manufacture, electrical and electronic connectors, interconnect devices, or controls and components for the automotive, computer, communications systems and other markets. The Peer Group consists of the following companies: Amphenol Corporation, CTS Corporation, Delphi Corporation, Littelfuse, Inc., Molex Incorporated (Class A Common Stock), Thomas & Betts Corporation and TRW Inc. (acquired by Northrop Grumman; included through 2002).

OTHER INFORMATION

Stockholder Proposals

The Corporate Secretary must receive stockholder proposals no later than April 13, 2007 to be considered for inclusion in Methode’s proxy materials for its next annual meeting. Additionally, Methode’s advance notice by-law provisions require that any stockholder proposal to be presented from the floor of the next annual meeting must be received by the Corporate Secretary not later than the 60th day nor earlier than the 90th day prior to September 14, 2007 (the first anniversary of the preceding year’s annual meeting). If the date of Methode’s next annual meeting is more than 30 days before or more than 60 days after September 14, 2007, such stockholder proposals must be delivered no earlier than the 90th day prior to such annual meeting date and not later than the later of the 60th day prior to such annual meeting date or the 10th day following Methode’s public announcement of the meeting date for such annual meeting. Also, such proposal must be, under law, an appropriate subject for stockholder action in order to be brought before the meeting and must contain the information required by the advance notice by-law provision. These notices should be directed to the Corporate Secretary of Methode Electronics, Inc. at 7401 West Wilson Avenue, Chicago, Illinois 60706.

Additional Information

A copy of Methode’s Annual Report on Form 10-K for the fiscal year ended April 30, 2006 filed with the Securities and Exchange Commission will be provided to stockholders without charge upon written request directed to Investor Relations, Methode Electronics, Inc., 7401 West Wilson Avenue, Chicago, Illinois 60706.

Other Matters

Neither the board of directors nor management knows of any other business that will be presented at the annual meeting. Should any other business properly come before the annual meeting, the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Warren L. Batts
Chairman

Chicago, Illinois
August 11, 2006

METHODE ELECTRONICS, INC.
COMMON STOCK
P R O X Y
FOR THE ANNUAL MEETING OF THE STOCKHOLDERS OF
METHODE ELECTRONICS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS
     The undersigned hereby appoints Warren L. Batts, Donald W. Duda and Douglas A. Koman, and each of them, with full power of substitution, as proxies to vote all shares of Methode Electronics, Inc. common stock which the undersigned is entitled to vote at the Annual Meeting of Methode Electronics, Inc. to be held on Thursday, September 14, 2006 at 11:00 a.m., Chicago time, at the Fountain Blue Conference Center, 2300 South Mannheim Road, Des Plaines, Illinois, and at any adjournment or postponement thereof.
     This proxy when properly signed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. If other business is presented at the Annual Meeting, this proxy shall be voted in accordance with the best judgment of the persons named as proxies above.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
Vote On Directors
1.	The election of the following nominees as directors: 01) Warren L. Batts, 02) J. Edward Colgate, 03) Darren M. Dawson, 04) Donald W. Duda, 05) Isabelle C. Goossen, 06) Christopher J. Hornung, 07) Paul G. Shelton, 08) Lawrence B. Skatoff and 09) George S. Spindler.

FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT	To withhold authority to vote, mark “FOR ALL EXCEPT” and write the nominee’s number on the line below.

☐	☐	☐

Vote on Proposal
2.	The ratification of the Audit Committee’s selection of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending April 30, 2007.

FOR	AGAINST	ABSTAIN
☐	☐	☐
IMPORTANT — PLEASE VOTE, SIGN AND RETURN PROMPTLY. When there is more than one owner of shares, both should sign. Signatures should correspond with names printed on this proxy card.
When signing as an attorney, executor, administrator, trustee, or guardian, please add your full title as such. If a corporation, please sign in full corporate name, and this proxy should be signed by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature	Dated:	, 2006

Signature if held jointly	Dated:	, 2006

METHODE ELECTRONICS, INC.
7401 West Wilson Avenue, Chicago, IL 60706
If you grant a proxy by telephone or the Internet,
DO NOT mail back the proxy card.
THANK YOU FOR VOTING!
YOU CAN GRANT YOUR PROXY BY TELEPHONE OR INTERNET!
Methode Electronics, Inc. encourages you to take advantage of convenient ways to vote these shares. If voting by proxy, you may grant a proxy by mail, or choose one of the two methods described below. Your telephone or Internet proxy authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To grant your proxy by telephone or Internet, read the annual meeting proxy statement and then follow these easy steps:
Grant your proxy by Internet — www.proxyvote.com
Use the Internet to transmit your voting instructions for electronic delivery of information up until 11:59 P.M. Central Time the day before the annual meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
Grant your proxy by phone — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Central Time the day before the annual meeting date. Have your proxy card in hand when you call and then follow the simple instructions the vote voice provides you.
Grant your proxy by mail
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Methode Electronics, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Methode Electronics, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.